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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to §240.14a-12
LATTICE SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5555 NE Moore Court
Hillsboro, Oregon 97124-6421

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 6, 2003

TO OUR STOCKHOLDERS:

        The Annual Meeting of Stockholders of Lattice Semiconductor Corporation will be held at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, Oregon, 97124-6421, on Tuesday, May 6, 2003, at 1:00 p.m., Pacific Time, for the following purposes:

  1.
  To elect three Class II directors, each for a term of three years;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountant for the fiscal year ending January 3, 2004; and

  3.
  To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 13, 2003 are entitled to vote at the meeting or any adjournment thereof.

        All stockholders are invited to attend the meeting in person. Whether or not you plan to attend the meeting, to assure your representation at the meeting, please promptly sign and return the accompanying proxy card in the enclosed return envelope. Any stockholder of record attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors
Stephen A. Skaggs Secretary
Hillsboro, Oregon April 3, 2003

5555 NE MOORE COURT
HILLSBORO, OREGON 97124-6421

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        Our board of directors is soliciting proxies to be used at the 2003 annual meeting of stockholders to be held at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, Oregon, 97124-6421 on Tuesday, May 6, 2003, at 1:00 p.m., Pacific Time, or at any adjournment thereof.

        This proxy statement, the accompanying proxy card and our Annual Report were mailed on or about April 3, 2003, to all stockholders entitled to vote at the meeting.

Who Can Vote

        Record holders of common stock at the close of business on March 13, 2003, may vote at the meeting. On March 13, 2003, 112,476,208 shares of common stock were outstanding. Each stockholder has one vote for each share of common stock owned as of the record date. The common stock does not have cumulative voting rights.

How To Vote

        Stockholders may vote their shares in person by attending the annual meeting. Stockholders may also vote by mail by signing, dating and mailing the enclosed proxy card. The proxy holders will vote your shares in accordance with the instructions on your proxy card. Stockholders who hold their shares through a bank or broker should vote their shares in the manner prescribed by their brokers. If you do not specify how to vote your shares on your proxy card, we will vote them (i) for each of the nominees for director named herein, (ii) for ratification of PricewaterhouseCoopers LLP as our independent accountant for fiscal 2003 and (iii) in accordance with the recommendations of our board of directors on any other business that may properly come before the meeting.

Revoking Your Proxy

        You may revoke your proxy at any time before it is exercised by:

  •
  sending a written notice of revocation to the Secretary of Lattice;

  •
  submitting a properly signed proxy with a later date; or

  •
  voting in person at the meeting.

Quorum; Abstentions; Broker Non-Votes

        A majority of the shares of common stock issued and outstanding on March 13, 2003, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. Shares that are voted "FOR", "AGAINST", "ABSTAIN" or "WITHHELD" from a proposal are treated as being present at the meeting for purposes of establishing a quorum.

        The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our board of directors is divided into three classes. Directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. Classes consist of two or three directors. Three Class II directors will be elected at the meeting for three-year terms ending in 2006. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

        The following table briefly describes the nominees for director and the directors whose terms will continue. Except as otherwise noted, each has held his or her principal occupation for at least five years. There are no family relationships among any of our directors or officers.

Nominee	Age	Principal Occupation and Other Directorships	Director Since	Current Term Expires	Class
Daniel S. Hauer	66	Business consultant (since November 1998); Chairman of the Chairman of the Board of Epson Electronics America, a supplier of CMOS integrated circuits and silicon wafers (until November 1998).	1987	2003	II
Soo Boon Koh	52	Managing Partner of iGlobe Partners Fund, L.P. (since October 1999); Sr. Vice President and Deputy General Manager of Vertex Management Pte, Ltd. (until June 1999).	2000	2003	II
Steven A. Laub	44	Our President (since 2001); Our Senior Vice President and COO (until 2001).	2001	2003	II
Continuing Directors
Harry A. Merlo	77	President of Merlo Corporation, a holding company (since July 1995); President and Chairman of the Board of Louisiana-Pacific Corporation, a building materials company (until June 1995).	1983	2005	I
Larry W. Sonsini	61	Member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, a law firm, and Chairman of the firm's Executive Management Committee; Director of Brocade Communications Systems Inc., Echelon Corporation, LSI Logic Corporation, and Pixar.	1991	2005	I
Mark O. Hatfield	80	Distinguished Professor, Portland State University (since 1997); Distinguished Professor, George Fox University (since 1997); Adjunct Professor, Lewis & Clark College (since 2000); former United States Senator from Oregon (until January 1997).	1997	2004	III
Cyrus Y. Tsui	57	Our Chairman and Chief Executive Officer.	1988	2004	III

Required Vote

        The three nominees receiving the highest number of affirmative votes of the votes cast at the meeting on this matter shall be elected as the Class II directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF DANIEL S. HAUER, SOO BOON KOH, AND STEVEN A. LAUB AS THE CLASS II DIRECTORS OF THE COMPANY.

Board Meetings and Committees

        In 2002, the board of directors held four regularly scheduled meetings and one special meeting. Each director attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the Board on which such director served except Mr. Sonsini, who attended 40% of such meetings.

        Our board of directors currently has three standing committees: the audit committee, the compensation committee and the nominating/governance committee.

  Audit Committee

        The audit committee oversees the accounting and financial reporting process of the company and is primarily responsible for reviewing and approving the scope of the audit and other services performed by our independent accountant and for reviewing, evaluating, and monitoring our accounting principles and systems of internal accounting controls. In this capacity, the audit committee is responsible for appointing, compensating, and overseeing the work of the independent accountant. In addition, the audit committee evaluates and confirms the independence of the independent accountant and reviews and approves, in advance, all work performed by the independent accountant. The audit committee meets with management and our independent accountant, who has access to the audit committee without the presence of management representatives.

        During 2002, the audit committee was composed of Mr. Hatfield, Mr. Merlo and Ms. Koh and met twice. Our board of directors has determined that, based upon his prior work experience and his tenure and experience on the company's audit committee, Mr. Merlo qualifies as an "Audit Committee Financial Expert" as this term has been defined under the recently published SEC rules.

  Compensation Committee

        The compensation committee reviews and approves the salary of the chief executive officer, bonus compensation paid to executive officers, employee stock option grants and other compensation issues. During 2002, the compensation committee was composed of Mr. Hatfield and Mr. Hauer and met once.

  Nominating/Governance Committee

        A nominating/governance committee was established in 2003, comprised of Mr. Merlo, Mr. Hatfield, Mr. Hauer and Ms. Koh. The nominating/governance committee has not met. The nominating/governance committee has assumed the responsibilities of the nominating committee, which was dissolved in 2002. It is anticipated that this committee will identify persons for future nomination for election to the board of directors and will establish policies affecting corporate governance. Stockholders who wish to submit names of candidates for our board of directors to the nominating/governance committee for consideration should do so in writing addressed to the nominating/governance committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. Nominating procedures are set forth in our bylaws. We will provide a copy of our bylaws to you upon written request.

Director's Compensation

        Directors who are also our employees (currently Mr. Tsui and Mr. Laub) receive no additional or special compensation for serving as directors. Each non-employee director receives an annual retainer of $20,000 plus $1,500 for each board meeting and $1,000 for each committee meeting they attend.

        Non-employee directors also receive options to purchase shares of our common stock. Director options were issued in 2002 under our 2001 Outside Directors' Stock Option Plan (the "2001 Plan"), which provides for automatic grants of stock options to non-employee directors. Under the 2001 Plan, new non-employee directors receive an option grant of 72,000 shares upon initial appointment to the board.

These shares generally vest quarterly over a four-year period and expire ten years from the grant date. In addition, each non-employee director receives a subsequent option grant of 18,000 shares per year. These shares generally vest quarterly over a one year period beginning three years after the grant date and expire ten years from the grant date. In 2002, each non-employee director received a grant of 18,000 shares.

Legal Services

        Mr. Sonsini, one of our directors, is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, a law firm based in Palo Alto, California, and chairman of the firm's Executive Management Committee. This firm serves as our primary outside legal counsel. We believe that the services rendered to us by Wilson Sonsini Goodrich and Rosati were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Employment Agreements

        In September 1988, we entered into an employment letter with Mr. Tsui pursuant to which Mr. Tsui serves as Chief Executive Officer. In addition to providing for an annual base salary and bonus arrangements, the letter provides that in the event of a change in control of Lattice, any unvested options to purchase our common stock held by Mr. Tsui shall become fully vested. Additionally, in the event Mr. Tsui is involuntarily terminated, other than for cause, we must continue to pay his salary for up to six months, or until Mr. Tsui begins employment elsewhere, whichever occurs sooner, and options vesting during that period are exercisable.

Audit and Related Fees

        The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for the following services during 2002:

Audit Fees (1)	$310,075
Financial information system design and implementation fees (2)	$0
All other fees (3)	$158,100

Total fees	$468,175

(1)
Represents the aggregate fees billed for professional services rendered for the audit of our 2002 annual financial statements and for the review of the financial statements included in our quarterly reports during such period.

(2)
Represents the aggregate fees billed for operating or supervising the operation of our information system, managing our local area network and/or designing or implementing a hardware or software system that aggregates data or generates information significant to the generation of our financial statements.

(3)
Represents the aggregate fees billed in 2002 for services related to income taxes, registration statements, and foreign and statutory audits and filings.

        The Audit Committee has determined that the provision of services rendered above for all other fees is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Audit Committee Report

        The audit committee of the board of directors is composed of three directors, each of whom is an independent director as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The board of directors has adopted a written Audit Committee Charter, a copy of which is attached as Exhibit A.

        The responsibilities of the audit committee are fully described in our Audit Committee Charter. Management is responsible for maintaining our financial controls and preparing our financial reports. Our independent accountant is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing an audit report. The audit committee's responsibility is to execute the audit committee charter and oversee these processes. In fulfilling our responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in our 2002 Annual Report with management and our independent accountant.

        The audit committee discussed with our independent accountant matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees". In addition, the audit committee discussed with our independent accountant its independence from Lattice and our management, including the written disclosures and the letter submitted to the audit committee by our independent accountant as required by the Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees".

        Based upon our discussions with management and our independent accountant and our review of the representations of management and the report of our independent accountant, we recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 28, 2002 for filing with the Securities and Exchange Commission.

                      Audit Committee

                      Harry A. Merlo, Chairman
                      Mark O. Hatfield
                      Soo Boon Koh

Compensation Committee Interlocks and Insider Participation

        The members of our compensation committee during 2002 were Mr. Hatfield and Mr. Hauer. Neither Mr. Hatfield nor Mr. Hauer was or is one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Report of the Compensation Committee

        The compensation committee, comprised of non-employee directors, sets, reviews and administers our executive compensation program. The role of the compensation committee is to establish and approve the salary of our Chief Executive Officer and the incentive compensation paid to our executive officers. The committee also administers our employee stock option plans, and reviews and approves stock option grants to all our employees.

        Compensation Philosophy.    Our compensation philosophy is that cash incentive compensation of executive officers should be directly linked to our short-term performance while longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. We believe the use of stock options strongly links the interests of our officers and employees to the interests of our stockholders. In addition, we believe that our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, retain and motivate the senior managers who we believe are critical to our long-term success.

        Components of Executive Compensation.    The principal components of executive compensation are base salary, the Executive Incentive Plan and stock options.

        Base salaries are set based on competitive factors and the historic salary structure for various levels of responsibility within Lattice. The compensation committee periodically conducts surveys of companies in our industry in order to determine whether our executive base salaries are in a competitive range. Generally, salaries are set at the middle to high end of this range. In addition, we rely on variable incentive compensation in order to emphasize the importance of short term performance.

        Our Executive Incentive Plan is a bonus plan linked directly to our profitability. This plan in particular emphasizes our belief that, when we are successful, our executives should be highly compensated, but that, conversely, if we are unsuccessful and not profitable, no bonuses should be paid absent extraordinary circumstances. The total bonus pool determined under the plan is based directly on our operating profit, excluding charges associated with amortization of intangible assets. With respect to our Chief Executive Officer, an individual bonus is determined by formula based on the total bonus pool and his base salary. The bonus derived from such formula is paid to the Chief Executive Officer in a combination of stock and cash, pursuant to our 1996 Stock Incentive Plan. With respect to other executives, individual cash bonuses are determined by formula based on the total bonus pool, individual base salary and individual performance relative to key objectives as determined by the Chief Executive Officer. No bonuses were paid under the Executive Incentive Plan in 2002.

        The principal equity component of executive compensation is our employee stock option program. Stock options are generally granted when an executive joins us and on an annual basis thereafter under a replenishment program. Initial stock option grants vest over a period of four years. The purpose of the annual replenishment program is to ensure that our executives always have options that vest in increments over a subsequent four-year period. Stock options are also occasionally granted for promotions or other special achievements. Stock options provide a means of retention and motivation for our executives and also align their interests with long-term stock price appreciation. In addition, executives are eligible to participate in a payroll deduction employee stock purchase plan. Under this plan, available to all domestic employees, company stock may be purchased at 85% of the fair market value at the beginning or end of a six month offering period, whichever is less (up to a maximum of $25,000 worth of stock per calendar year or 10% of salary, whichever is less).

        Executives also participate in our profit sharing plan. Under this plan, a specified percentage of operating profit, excluding charges associated with amortization of intangible assets, is set aside and distributed among all domestic employees based on tenure. For 2002, no distributions were made under our profit sharing plan. Other elements of executive compensation include participation in a company-wide life insurance program, supplemental life insurance, long-term disability insurance, company-wide medical benefits and the ability to defer compensation pursuant to both a company-wide 401(k) plan and an executive deferred compensation plan. We made discretionary contributions to the company-wide 401(k) plan of up to 5% of participating employee's eligible base pay until July of 2001, at which time these discretionary contributions were suspended.

        Other Compensation Considerations.    The compensation committee has studied Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, which restrict the deductibility of executive compensation paid to any of our five most highly-paid executive officers at the end of any fiscal year to the extent that such compensation exceeds $1 million in any year and does not qualify for an exemption under the statute or related regulations. We have qualified our 1996 Stock Incentive Plan and our 2001 Stock Plan as performance based plans and therefore compensation realized in connection with exercises of options and payment of certain performance bonuses granted under these plans is exempt under the Internal Revenue Code. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be tax deductible.

                      Compensation Committee

                      Mark O. Hatfield, Chairman
                      Daniel S. Hauer

EXECUTIVE COMPENSATION

Summary of Compensation

        The following table provides certain summary information concerning compensation paid to or accrued for our Chief Executive Officer and each of our four other most highly compensated executive officers during fiscal 2002 (our "named executive officers") for each of the last three completed fiscal years.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Annual Compensation
Name and Position Principal							Stock Option Grants (# of Shares)(3)	All Other Compensation
	Fiscal Year	Salary(1)		Bonus(2)
Tsui, Cyrus Y. CEO	2002 2001 2000	$ $ $	646,920 646,920 632,220	$ $ $	0 600,000 3,252,684	(4) (4)	525,000 768,375 1,050,000	$ $ $	21,533 41,853 48,440	(5) (6) (7)
Laub, Steven A. President	2002 2001 2000	$ $ $	318,161 258,727 301,250	$ $ $	0 200,000 1,211,000		230,000 568,084 360,000	$ $ $	1,886 5,804 22,322	(5) (6) (7)
Skaggs, Stephen A. Senior VP & CFO	2002 2001 2000	$ $ $	255,000 253,038 248,750	$ $ $	0 190,000 941,000		160,000 204,900 280,000	$ $ $	358 6,187 14,204	(5) (6) (7)
Barone, Frank J. Corporate VP, Product Operations	2002 2001 2000	$ $ $	304,696 322,230 320,725	$ $ $	0 65,000 478,000		60,000 77,048 70,000	$ $ $	7,730 10,163 22,824	(5) (6) (7)
Donovan, Stephen M. Corporate VP, Sales	2002 2001 2000	$ $ $	210,000 210,000 205,250	$ $ $	0 120,000 585,000		70,000 75,712 60,000	$ $ $	1,265 6,919 14,203	(5) (6) (7)

1.
Salary includes amounts deferred pursuant to our 401(k) savings plan.

2.
Bonuses for each year include amounts earned for a given year, even if paid in subsequent years, and exclude bonuses paid during such year that were earned for a prior year.

3.
All grants have been adjusted to reflect the two-for-one split that occurred on October 11, 2000.

4.
Bonuses were paid in our common stock and cash, pursuant to our 1996 Stock Incentive Plan and based on attainment of performance goals established in advance by the board of directors. For 2001, Mr. Tsui received $600,000 in cash. For 2000, Mr. Tsui received $777,250 in cash, and shares as follows: 31,374 shares worth $798,076 for the quarter ended July 1, 2000, 25,706 shares worth $750,294 for the quarter ended September 30, 2000, and 36,936 shares worth $891,081 for the quarter ended December 30, 2000. The remainder of the bonus in 2000 was paid in cash to provide reimbursement for taxes. (All shares have been adjusted to reflect the two-for-one split that occurred on October 11, 2000.)

5.
Includes payments we made during 2002 for life and disability insurance in the amounts of $18,218 for Mr. Tsui, $1,886 for Mr. Laub, $358 for Mr. Skaggs, $7,730 for Mr. Barone, and $1,265 for Mr. Donovan. Also includes patent awards of $3,314 for Mr. Tsui.

6.
Includes payments we made during 2001 for life and disability insurance in the amounts of $34,399 for Mr. Tsui, $1,766 for Mr. Laub, $533 for Mr. Skaggs, $4,510 for Mr. Barone, and $1,265 for Mr. Donovan. Also includes contributions we made to the 401(k) plan in the amounts of $5,654 for Mr. Tsui, $4,039 for Mr. Laub, $5,654 for Mr. Skaggs, $5,654 for Mr. Barone, and $5,654 for Mr. Donovan. Also includes patent awards of $1,800 for Mr. Tsui.

7.
Includes payments we made during 2000 for life and disability insurance in the amounts of $34,860 for Mr. Tsui, $6,822 for Mr. Laub, $3,704 for Mr. Skaggs, $12,324 for Mr. Barone, and $4,251 for Mr. Donovan. Also includes contributions we made to the 401(k) plan in the amounts of $10,500 for Mr. Tsui, $10,500 for Mr. Laub, $10,500 for Mr. Skaggs, $10,500 for Mr. Barone, and $9,952 for Mr. Donovan. Also includes patent awards of $3,080 for Mr. Tsui and a ten year service award of $5,000 for Mr. Laub.

OPTIONS GRANTED AND OPTIONS EXERCISED IN 2002

        The following tables set forth information regarding stock options granted to and exercised by the named executive officers during the year ended December 28, 2002, as well as options held by the named executive officers as of December 28, 2002.

OPTION GRANTS IN 2002

	Individual Grants				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation (through Expiration Date)
Name and Principal Position	Option Grants (# of shs)	% of Total Options Granted to Employees	Exercise Price ($/sh)(1)	Expiration Date	5% Per Year $(2)	10% Per Year $(2)
Tsui, Cyrus Y. CEO	525,000	10.8%	$5.92	8/6/12	$1,954,605	$4,953,352
Laub, Steven A. President	230,000	4.7%	$5.92	8/6/12	$856,303	$2,170,040
Skaggs, Stephen A. Senior VP & CFO	160,000	3.3%	$5.92	8/6/12	$595,689	$1,509,593
Barone, Frank J. Corporate VP, Product Operations	60,000	1.2%	$5.92	8/6/12	$223,383	$566,097
Donovan, Stephen M. Corporate VP, Sales	70,000	1.4%	$5.92	8/6/12	$260,614	$660,447

(1)
These options were granted under our 2001 Stock Plan, and have an exercise price equal to the fair market value of our common stock as of the date of the grant. These grants vest quarterly over a four year period.

(2)
The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices for our common stock.

OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

			Number of Unexercised Options at Year-End
					Value of Unexercised In- The-Money Options Year-End ($)
Name and Principal Position	Shares Acquired On Exercise (#)	Value Realized	Vested (# of shrs)	Unvested (# of shrs)
					Vested (1)	Unvested (1)
Tsui, Cyrus Y. CEO	0	$0	2,418,563	1,499,813	$925,641	$1,323,984
Laub, Steven A. President	0	$0	661,542	786,542	$164,938	$589,706
Skaggs, Stephen A. Senior VP & CFO	0	$0	596,200	418,700	$207,200	$403,500
Barone, Frank J. Corporate VP, Product Operations	0	$0	332,001	160,431	$10,088	$151,313
Donovan, Stephen M. Corporate VP, Sales	0	$0	385,356	150,356	$247,569	$176,531

(1)
Represents the difference between the exercise prices of the options and the closing price of our common stock on December 28, 2002.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

        The following graph shows the five-year comparison of cumulative stockholder return on our common stock, the S&P 500 Index, the S&P Mid Cap Semiconductor Index, and the Philadelphia Semiconductor Sector (SOX) from March 1997 through December 2002. The S&P Mid Cap Semiconductor Index is being replaced because we believe that it no longer represents our peer group. Cumulative stockholder return assumes $100 invested at the beginning of the period in our common stock, the S&P 500, the S&P Mid Cap Semiconductor Index, and the Philadelphia Semiconductor Index (SOX). Historical stock price performance is not necessarily indicative of future stock price performance.

Lattice Cumulative Stockholder Return

$100 invested on 3/31/97 in stock or index-including reinvestment of dividends. Data points are at the 31st of the month indicated on the graph.

Copyright© 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth, as of March 17, 2003, information about (i) persons known to us to be the beneficial owners of more than five percent of our outstanding common stock, (ii) each director and named executive officer and (iii) all directors and executive officers as a group:

Beneficial Owner	Number of Shares (1)	Percent of Class
Citigroup, Inc. 399 Park Avenue New York, NY 10043	11,327,653(2)	10.1%
FMR Corp. 82 Devonshire St. Boston MA 02109	11,188,504(3)	9.9%
State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, IL 61701	6,521,800(4)	5.8%
Mazama Capital Management Inc. 1 SW Columbia, Suite 1500 Portland OR 97258	5,863,350(5)	5.2%
Cyrus Y.Tsui Chairman of the Board and CEO	2,857,845(6)	2.5%
Steven M. Donovan, Corporate Vice President, Sales	322,885(7)	*
Stephen A. Skaggs, Senior Vice President and CFO	313,796(8)	*
Frank J. Barone, Corporate Vice President, Product Operations	289,698(9)	*
Steven A. Laub, President and Director	239,227(10)	*
Harry A. Merlo, Director	133,850(11)	*
Daniel S. Hauer, Director	118,860(12)	*
Larry W. Sonsini, Director	42,668(13)	*
Soo Boon Koh, Director	50,950(14)	*
Mark O. Hatfield, Director	40,500(15)	*
All directors and executive officers as a group (15 persons)	5,139,035(16)	4.6%

*
Less than one percent.

(1)
Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares, subject to community property laws where applicable.

(2)
Based solely on information contained in a Form 13G/A jointly filed on February 13, 2003, by Citigroup Inc., Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc., and Salomon Smith Barney Holdings Inc.

(3)
Based solely on information contained in a Form 13G/A jointly filed on February 13, 2003, by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson.

(4)
Based solely on information contained in a Form 13G/A jointly filed on February 10, 2003, by State Farm Mutual Insurance Company, State Farm Investment Management Corp. and State Farm Mutual Fund Trust.

(5)
Based solely on information contained in a Form 13G filed on February 14, 2003, by Mazama Capital Management, Inc.

(6)
Includes 1,148,437 shares exercisable under options within 60 days of March 17, 2003. Also includes 249,887 shares held for the benefit of Mr. Tsui by our executive deferred compensation plan. In accordance with a voluntary stock option exchange program offered to all employees, stock options to purchase 2,343,375 shares of common stock held by Mr. Tsui were canceled on March 17, 2003 in exchange for a promise to grant new stock options to purchase 1,339,072 shares of common stock. The new stock options will be granted to Mr. Tsui on September 18, 2003.

(7)
Includes 293,125 shares exercisable under options within 60 days of March 17, 2003. Also includes 15,344 shares held for the benefit of Mr. Donovan by our executive deferred compensation plan. In accordance with a voluntary stock option exchange program offered to all employees, stock options to purchase 185,712 shares of common stock held by Mr. Donovan were canceled on March 17, 2003 in exchange for a promise to grant new stock options to purchase 106,123 shares of common stock. The new stock options will be granted to Mr. Donovan on September 18, 2003.

(8)
Includes 260,000 shares exercisable under options within 60 days of March 17, 2003. Also includes 11,613 shares held for the benefit of Mr. Skaggs by our executive deferred compensation plan. In accordance with a voluntary stock option exchange program offered to all employees, stock options to purchase 624,900 shares of common stock held by Mr. Skaggs were canceled on March 17, 2003 in exchange for a promise to grant new stock options to purchase 357,086 shares of common stock. The new stock options will be granted to Mr. Skaggs on September 18, 2003.

(9)
Includes 285,638 shares exercisable under options within 60 days of March 17, 2003. In accordance with a voluntary stock option exchange program offered to all employees, stock options to purchase 130,000 shares of common stock held by Mr. Barone were canceled on March 17, 2003 in exchange for a promise to grant new stock options to purchase 74,286 shares of common stock. The new stock options will be granted to Mr. Barone on September 18, 2003.

(10)
Includes 209,375 shares exercisable under options within 60 days of March 17, 2003. In accordance with a voluntary stock option exchange program offered to all employees, stock options to purchase 1,051,834 shares of common stock held by Mr. Laub were canceled on March 17, 2003 in exchange for a promise to grant new stock options to purchase 601,052 shares of common stock. The new stock options will be granted to Mr. Laub on September 18, 2003.

(11)
Excludes an aggregate of 68,260 shares as to which Mr. Merlo disclaims beneficial ownership, which are held by the Harry A. Merlo Charitable Remainder Trusts and the Merlo Educational Trust; includes 31,500 shares exercisable under options within 60 days of March 17, 2003.

(12)
Includes 31,500 shares exercisable under options within 60 days of March 17, 2003.

(13)
Includes 31,500 shares exercisable under options within 60 days of March 17, 2003.

(14)
Includes 49,500 shares exercisable under options within 60 days of March 17, 2003.

(15)
Includes 40,500 shares exercisable under options within 60 days of March 17, 2003.

(16)
Includes 2,970,137 shares exercisable under options within 60 days of March 17, 2003. Also includes 276,844 shares held for the benefit of executive officers by our executive deferred compensation plan. In accordance with a voluntary stock option exchange program offered to all employees, stock options to purchase 5,290,658 shares of common stock held by certain of our officers were canceled on March 17, 2003 in exchange for a promise to grant new stock options to purchase 3,023,250 shares of common stock. The new stock options will be granted to the officers on September 18, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all forms they file pursuant to Section 16(a).

        Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for 2002, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with, with one exception. Stephen M. Donovan, Corporate VP, Sales, inadvertently failed to file one report on Form 4 relating to the sale in January 2002 of 5,000 shares by the appropriate Form 4 filing date. The Form 4 was filed in February 2003.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANT

        Based on the unanimous recommendation of the Audit Committee, in February 2003, the Board of Directors appointed PricewaterhouseCoopers LLP to act as our independent accountant for the year ending January 3, 2004, subject to ratification of the appointment by the stockholders. PricewaterhouseCoopers LLP has served as our independent accountant since 1988. Representatives of PricewaterhouseCoopers LLP have been invited and are expected to attend the annual meeting, will be given the opportunity to make a statement if they wish to do so and are expected to be available to respond to appropriate questions.

Required Vote

        The proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast at the annual meeting. In the event of a negative vote on such ratification, the Audit Committee will reconsider the selection of PricewaterhouseCoopers LLP as our independent accountant.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANT FOR THE YEAR ENDING JANUARY 3, 2004.

ANNUAL REPORT

        Our Annual Report to Stockholders for 2002 was sent to our stockholders together with this proxy statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 13, 2003, a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for our most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of Lattice at the address set forth in the Notice of Annual Meeting immediately preceding this proxy statement.

OTHER BUSINESS

        The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposal set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the Board of Directors may recommend.

METHOD AND COST OF SOLICITATION

        The cost of solicitation of proxies will be paid by Lattice. In addition to solicitation by mail, certain of our employees, for no additional compensation, may request the return of proxies personally or by telephone, fax or e-mail. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

        To be considered for inclusion in the proxy statement relating to next year's annual meeting, a stockholder proposal must be received at our principal executive offices no later than December 5, 2003. Proposals should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2004 annual meeting, the rules of the Securities and Exchange Commission permit management to vote proxies in its discretion if we: (1) receive notice of the proposal no later than February 18, 2004 and advise stockholders in the 2004 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal until after February 18, 2004. Notices of intention to present proposals at the 2004 annual meeting should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

        It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it in the enclosed stamped return envelope.

By Order of the Board of Directors
Stephen A. Skaggs Secretary
Hillsboro, Oregon April 3, 2003

APPENDIX A

LATTICE SEMICONDUCTOR CORPORATION
AUDIT COMMITTEE CHARTER
(REVISED: 2/5/03)

Purpose

        The purpose of the Audit Committee shall be to:

  •
  Oversee the accounting and financial reporting process of the Company;

  •
  Oversee the audits of the financial statements of the Company;

  •
  Prepare the report that the rules of the SEC require be included in the annual proxy statement of the Company;

  •
  Assist the Board of Directors in the oversight and monitoring of (i) the integrity of the financial statements of the Company, (ii) the internal accounting and financial controls of the Company, (iii) compliance with legal and regulatory requirements, and (iv) the qualifications, performance and independence of the independent accountant.

  •
  Provide the Board additional information and material as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

Membership

        The Audit Committee is a standing committee of the Board of Directors and shall consist of three independent Directors appointed by the Board of Directors. Committee members will serve at the discretion of the Board of Directors.

        Each Audit Committee member shall be experienced in the review of financial statements. At least one member will have substantial prior employment experience involving financial management. The Board will be responsible for determining whether a member of the Audit Committee meets the qualifications of a Financial Expert. However, it is not required that a member, or any member, of the Audit Committee be a Financial Expert.

        The Board shall be responsible for selection of qualified members of the Audit Committee, new member orientation, evaluation of the performance of the Audit Committee and recommendations for any improvements.

Meetings

        The Audit Committee will meet regularly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

        The Audit Committee will meet separately with the CFO of the Company in conjunction with each regularly scheduled Committee meeting to review the financial affairs of the Company. The Audit Committee will also meet separately with the independent auditors of the Company, as it deems appropriate to fulfill its responsibilities under this charter.

Specific Duties

1.
Appoint, compensate and oversee the work of the Company's independent accountant.

2.
Evaluate and confirm the independence of the independent accountant.

3.
Review and approve in advance all audit and non-audit services, including fees for such services, provided by the independent accountant.

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4.
Review and approve the scope and plan of the annual audit performed by the independent accountant.

5.
Review and approve, upon completion of the annual audit, the audit opinion, audit report, financial statements including footnotes. Discuss any significant findings with management and the independent accountant.

6.
Review the Company's annual report on Form 10-K and other registration statements prior to filing with the SEC.

7.
Direct the independent auditor to review the Company's quarterly reports on Form 10-Q prior to filing with the SEC.

8.
Provide a report in the Company's proxy statement in accordance with the rules and regulations of the SEC.

9.
Obtain from the independent accountant recommendations regarding material deficiencies in the accounting procedures or the books and records of the Company encountered during the annual audit and consult periodically with the independent accountant and management concerning the adequacy of internal controls and the integrity of the financial statements.

10.
Receive and review report from CEO and CFO regarding any material deficiencies or changes in internal controls in the quarter in which such deficiencies or changes are apparent to the CEO or CFO.

11.
Review, on at least an annual basis, significant changes in generally accepted accounting principles and practices as suggested by the independent accountant and discuss the implications with management.

12.
Review, approve and monitor compliance with the Company's Standards of Business Conduct.

13.
Review, approve and monitor compliance with the Company's financial officer code of ethics.

14.
Inquire of management and the independent accountant about significant financial risks or exposures and assess steps taken by management to minimize such risks or exposures.

15.
Review, at least annually, the Company's risk management policies, including its investment policies.

16.
Review, and approve in advance, any proposed related party transactions.

17.
If deemed appropriate, initiate any special investigations with full access to the Company's books, records, facilities and personnel. As appropriate, obtain advice or assistance from outside legal, accounting or other advisors.

18.
Establish and monitor procedures for receiving, retaining and reviewing anonymous, confidential submissions from employees regarding accounting, internal control or audit concerns.

19.
Report to the Board of Directors upon conclusion of each Committee meeting.

20.
Maintain minutes or other records of meetings and activities of the Committee.

21.
Review, on an annual basis, the charter, structure and membership of the Audit Committee.

A-2

PROXY

LATTICE SEMICONDUCTOR CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 2003

        The undersigned stockholder of LATTICE SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 3, 2003, and hereby appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on May 6, 2003 at 1:00 p.m., Pacific Time, at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, OR 97124-6421, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued, and to be marked, dated and signed, on the other side)

/*\ FOLD AND DETACH HERE /*\

Please mark your votes as indicated in this example	☒

THE BOARD RECOMMENDS A VOTE 'FOR' PROPOSALS 1 AND 2.

		FOR the nominees listed except as noted below.	WITHHOLD authority to vote for the nominees listed.
1.	Election of (01) Daniel S. Hauer, (02) Soo Boon Koh and (03) Steven A. Laub:	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Lattice's independent accountant for the fiscal year ending January 3, 2004:	☐	☐	☐
3.	In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IDENTIFIED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANT OF THE COMPANY. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.

Signature	Signature	DATED:	, 2003

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

/*\ FOLD AND DETACH HERE /*\

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTIONS GRANTED AND OPTIONS EXERCISED IN 2002
OPTION GRANTS IN 2002
OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES
COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN
Lattice Cumulative Stockholder Return
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANT
ANNUAL REPORT
OTHER BUSINESS
METHOD AND COST OF SOLICITATION
STOCKHOLDER PROPOSALS
APPENDIX A LATTICE SEMICONDUCTOR CORPORATION AUDIT COMMITTEE CHARTER (REVISED: 2/5/03)
LATTICE SEMICONDUCTOR CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 2003